Exhibit 10.2

THIRD LEASE ADDENDUM

THIS THIRD LEASE ADDENDUM IS MADE AND ENTERED INTO THIS 29TH DAY OF MAY, 2015, BY AND BETWEEN ANNABEL INVESTMENT COMPANY, A CALIFORNIA LIMITED PARTNERSHIP (HEREINAFTER REFERRED TO AS “LANDLORD”) AND STEADYMED THERAPEUTICS, INC. (HEREINAFTER REFERRED TO AS “TENANT”).

IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED SEPTEMBER 20, 2012, INCLUDING ALL ADDENDA TO THE LEASE UP TO AND INCLUDING THE SECOND LEASE ADDENDUM DATED MARCH 2, 2015, (HEREINAFTER COLLECTIVELY REFERRED TO AS “LEASE”) IN THE FOLLOWING MANNER:

1.5                               Term:               The “Expiration Date” per the Lease is hereby changed from May 31, 2015 to the Commencement Date defined in the Lease for the new premises located at 2603 Camino Ramon, Suite 350 by and between SteadyMed Therapeutics, Inc. and Sunset Land Company, LLC (hereinafter referred to as the “New Premises”) as evidenced by the executed Exhibit G for the New Premises.

With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect.

Landlord:		Tenant:

Annabel Investment Company,		SteadyMed Therapeutics, Inc.
a California limited partnership

DocuSigned by:
By:	/s/ David Jew	By:	/s/ Jonathan Rigby
A4BA5472A677449
Title:	VP - Finance	Title:	CEO

By:	/s/ Steven Barale

Title:	Controller

Date:	5-29-2015	Date:	5/26/2015

Regarding: Existing Premises: Bishop Ranch 6, Building L 2410 Camino Ramon, Suites 285/295 San Ramon, CA 94583